Exhibit 99.1
Good afternoon!
I am Rick Hawley, Chief Financial Officer of Nicor.
With me today is Mark Knox, Director of Investor Relations.

Agenda

- Long-term Objectives
- Business Overview and Strategies
- Financial Update
- Wrap-up

Here is today’s agenda.
First, I’ll briefly cover our long-term objectives and give an overview of our businesses.
Then I will follow with an update on our financial performance and take your questions.

Caution Concerning Forward-Looking Statements

- This speech includes certain forward-looking statements about the operations and earnings expectations of Nicor Inc., its subsidiaries and other affiliates. Although Nicor believes these statements are based on reasonable assumptions, actual results may vary materially from stated expectations. Factors that could cause materially different results can be found in Nicor's most recent periodic report filed with the Securities and Exchange Commission.

Due to requirements around non-selective disclosure we will address only questions concerning matters that have been previously made public and broadly disseminated.
Please keep this in mind when asking your questions and considering our responses.

Primary Businesses

Gas Distribution

Containerized Shipping

Retail Services

Wholesale Energy Services

Nicor continues to be built on the foundation of two core businesses.
•	Our natural gas distribution segment, Nicor Gas, and

•	Our containerized shipping segment, Tropical Shipping.
We also have other energy-related businesses, which are built on the:
•	assets,

•	expertise,

•	customer base,

•	reputation, and

•	location of Nicor Gas.

Objectives and Strategies

Financial Objectives	Key Strategies
• Steady earnings growth • Maintain high returns on equity • Pay solid dividend	• Rebuild earnings at Nicor Gas • Continue to expand our shipping operations • Develop new products and services in our retail energy businesses • Capitalize on capabilities of our wholesale energy services business • Maintain our financial strength

Over the years, we have remained committed to three simple objectives:
•	providing steady earnings growth,

•	maintaining high returns on equity, and

•	paying a solid dividend.
To achieve these objectives, we are committed to actions that will improve our performance:
•	Grow our core businesses by rebuilding earnings at Nicor Gas and further expanding our shipping operations,

•	Develop new products and services in our retail energy businesses,

•	Capitalize on the capabilities of our wholesale energy services business and

•	Maintain our financial strength.

nicor

Business Strategies

- Approach
  - Disciplined and systematic
  - Synergies and strategic fit with core businesses
- Foundation
  - Strong financial position
  - Large customer base
  - Strategic locations and assets
  - Successful unregulated businesses
  - Solid management team

Our approach to grow our business over the long-term has been and will remain disciplined and systematic.
Any opportunities we pursue will have a direct synergy and strategic fit with our core businesses.
Looking ahead, I believe we have several factors that will contribute to our long-term success including:
•	a strong financial position,

•	large customer base,

•	strategic locations and assets, and

•	successful unregulated businesses.
Supporting these distinguishing qualities is a solid and diverse management team.
Let me now discuss our businesses and strategies in more detail.

Nicor Gas Profile

- Gas distribution
  - 2.1 million customers
  - Diverse customer base
  - Customer growth
  - Premium service territory
  - Operating efficiency
  - Significant supply assets
  - Strategic location
  - Solid balance sheet

Rockford
Chicago
Naperville
Joliet
Peoria
Bloomington
Springfield

Let me start with our primary business — Nicor Gas.
•	Nicor Gas is one of the largest natural gas distributors in the nation

•	We serve over 2.1 million customers in northern Illinois — excluding the city of Chicago.

•	We have a reputation for providing safe, reliable, cost effective service.

•	We serve a good market for natural gas:
•	with a diverse mix of industries,

•	consistent growth in customers, and

•	a high demand for space heating.
•	We have a long history of low base rates.

•	We are at or near the top for most efficiency measures in our industry.

•	We have significant underground storage assets — about 150 BCF of company owned top storage capacity.

•	We are strategically located on the nation’s Midwest natural gas pipeline grid— with access to 8 interstate pipelines.

•	And we have a strong balance sheet.

Nicor Gas

Business Environment	Key Strategies
• Obtained rate relief in fall of 2005 • High gas prices and volatility • Demand erosion • Increased costs of doing business	• Manage controllable cost increases • Improve operating effectiveness • Evaluate potential rate relief mechanisms • Provide quality customer service

Last fall, the Illinois Commerce Commission granted Nicor Gas an annual increase in base rates.
We estimate the actual net revenue increase is about $30 million. This amount reflects the $4 million + reduction as a result of the recent rehearing decision by the ICC.
Our rate increase was a positive step towards rebuilding the earnings levels of Nicor Gas.
However, it may not be enough, particularly given the financial impacts of gas prices that have reached historic levels.
Like most LDCs, high and volatile natural gas prices can impact our financial results in a number of ways —
•	Residential customers are more apt to conserve energy and purchase new energy-efficient heating systems,

•	Demand in certain commercial/industrial sectors diminishes; and

•	Bad debt and other operating costs increase.
Nicor Gas’ cost of business, exclusive of the affects of gas prices, have also increased, due in large part to higher depreciation, health care, labor and compliance-related costs.
To address these conditions, we have renewed our focus on managing operating costs we can control and on improving the overall effectiveness of our operations.
We will also continue to evaluate potential rate relief mechanisms that would allow us to mitigate the impact of higher natural gas costs.
While managing our results for our investors, we will also maintain our pledge to provide quality customer service.

Tropical Shipping

- Containerized shipping in the Caribbean and Bahamas
- High market shares in ports served
- Excellent reputation
- Strong margins
- Experienced management team

Headquarters and terminal
Ports served

Our second core business is Tropical Shipping.
Tropical Shipping is:
•	A major carrier of exports from the U.S. east coast and Canada to the Caribbean and Bahamas.

•	It is one of the largest transporters of containerized cargo in its service territory.

•	It is a niche player with assets customized for its region.

•	It has leading market shares in most of the ports it serves.

•	It is built on a reputation for on-time, high-quality service.

•	It generates good internal cash flow.

•	And, it has an experienced and capable management team.

Tropical Shipping

Business Environment	Key Strategies
• Improving economic conditions • Transshipments • Tax reorganization benefits • Fuel prices • Stricter compliance-related requirements • Changing competitors and customer base	• Continue to grow and expand the business • Strategic niche acquisitions • Improve productivity and service delivery

Tropical earnings are expected to remain strong —
•	Average shipping rates are expected to improve, and

•	Volumes shipped are expected to remain strong due to improved economic conditions.
We have also taken steps pursuant to provisions of the American Jobs Creation Act to potentially reduce the federal income tax impact on Tropical’s ongoing earnings — I will discuss this in more detail shortly.
Despite these upside potentials, Tropical’s performance could face challenges from —
•	Increases in fuel prices,

•	Stricter compliance-related requirements,

•	New competitors,

•	And changes in our customer base.
Still, over the years, Tropical has been able to grow its business through a combination of —
•	Opportunistic expansion, and

•	Niche acquisitions.
Going forward, the company plans to continue with this approach and expects to further increase its market position by
•	Improving productivity, and

•	Enhancing service-related activities company-wide.

Other Energy-Related Ventures - Retail Services

- **Nicor Services - provider of energy-related products and services**
  - **service line protection**
  - **warranty products**
  - **HVAC and replacement services**
  - **call center services**
- **Nicor Solutions - utility-bill management products**

Rockford
Chicago
Naperville
Joliet
Peoria
Bloomington
Springfield
HVAC services

Let me now turn to our other energy-related ventures, starting with our retail energy businesses.
Our main businesses under the retail services platform are Nicor Services and Nicor Solutions.
These businesses offer a range of energy-related products and services including:
•	warranty contracts on residential heating and cooling systems,

•	utility billing management products,

•	HVAC-related services, and

•	call center activities.
Earlier this year, we formed another new business — a certified alternative gas supplier in Illinois that will offer commodity-based products.
Driven in large part by new customer contracts and new product offerings, these businesses have made meaningful contributions to our overall earnings in recent years.

Other Energy-Related Ventures - Wholesale Energy Services

- Enerchange
  - Wholesale natural gas marketing
  - Provides Retail commodity support
  - Hub Administration
    - **Marketing administration of regulated storage assets**
    - **Balancing, parking and wheeling services**

Wisconsin
Iowa
Illinois
Indiana
Missouri
Kentucky
Nicor Gas Service Area
Interstate Pipelines
Nicor Transmission System
Nicor Storage Fields

We also have wholesale supply-related businesses.
Our wholesale energy services platform consists of two businesses — Nicor Enerchange and Horizon Pipeline
Nicor Enerchange focuses on contracting, acquiring and utilizing midstream assets along corridors to Midwest markets.
Specifically, Enerchange engages in the wholesale marketing of natural gas supply related services to others including intrastate and interstate pipelines, LDC’s, power generators, natural gas marketers and brokers, and end-users.
Enerchange also -
•	Manages financial derivatives and procures commodity to support our retail services products (i.e. fixed bill and commodity-based product), and

•	Administers the marketing of transportation and storage services using underutilized storage assets of our Chicago Hub — a Nicor Gas business that provides interruptible transportation and storage services to LDC’s and interstate pipeline shippers.
By bundling commodity with natural gas transportation and storage, Enerchange customizes services that provide added value to customers.

Other Energy-Related Ventures - Wholesale Energy Services

- **Horizon Pipeline**
  - **Joint Venture with NGPL**
  - **70-mile pipeline with 380 MMcf/day capacity**
  - **Nicor Gas primary subscriber**
  - **High pressure pipeline extending to Nicor growth areas**

Rockford
Chicago
Peoria
Bloomington
Springfield

Our other wholesale energy services business is Horizon Pipeline.
•	Horizon, became operational in 2002, and is a 50/50 joint venture between Nicor and Natural Gas Pipeline Company of America, a subsidiary of Kinder Morgan.

•	The 70-mile pipeline, runs between Joliet, Ill., north to a point near the Wisconsin border, has 380 MMcf/day capacity and is nearly fully subscribed.
•	Nicor Gas is the primary subscriber to this high pressure pipeline built to meet the natural gas demand caused from the economic growth of this region.

Other Energy-Related Ventures - Strategies

Retail Services	Wholesale Services
• Increase market share of existing products and services • Develop new products and services • Expand into new markets • Improve operating efficiencies and effectively manage risks	• Optimize the use of supply-related assets • Expand storage and transmission capabilities • Build a commercial and industrial end-user customer base • Acquire, contract or develop new assets • Support our retail commodity products

Overall, our other energy-related ventures are a key component of our business strategies.
For our retail services, we are taking a structured approach to developing this segment by:
•	increasing the market share of current products and services in Nicor’s existing territory,

•	by developing new products and services,

•	by evaluating expansion opportunities into areas outside of our existing territories, and

•	by continuing to improve operating efficiencies and effectively managing risks.
For our wholesale energy services, we want to optimize the use of storage and transmission assets to improve our long-term earnings.
Additional opportunities for growing this business may exist by:
•	expanding the geographic reach of our storage and transmission capabilities,

•	building a commercial/industrial end-user customer base in our utility’s territory,

•	acquiring, contracting or developing new assets, and/or

•	providing support for our retail company’s commodity products,
Let me now turn to our financial update.

Financial Update
2005 Annual EPS

$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$3.07
$2.28
$1.70
$2.22
2005
2004
Reported diluted EPS
Absent noteworthy items

Our first quarter earnings are not currently available, so my comments will focus on our 2005 year-end results — which, despite a difficult environment, was a good year.
In February, we reported 2005 earnings per share of $3.07 compared to $1.70 per share for the same 2004 period. Both years included the impacts of noteworthy items.
2005 results included net D&O insurance recoveries related to a shareholder derivative settlement in January 2005 and securities class action settlement in 2004; and an income tax benefit due to a foreign earnings repatriation in December 2005. Combined, these items contributed $.79 per share to our 2005 results. Absent these impacts, 2005 results would have been about $2.28 per share.
2004 results included a $38.5 million pretax litigation charge ($.52 per share) relating to the settlement of securities class actions. Absent this impact, 2004 results would have been $2.22 per share.
In addition to the effects of the noteworthy items I just discussed, 2005 earnings also reflected higher operating results in our shipping business and lower corporate-related costs, offset in part by lower operating results in our gas distribution business and other energy-related ventures.

Impact of American Jobs Creation Act

- Repatriated $132 million of foreign earnings in December 2005
- Repatriated amounts were funded by excess cash and a $40 million two-year term loan
- Fourth quarter 2005 financial statements included a tax benefit from the repatriation of $17 million
- Effective January 1, 2006, Tropical's operations were reorganized to provide the opportunity to reduce the federal income tax impact on its ongoing earnings

Before I discuss our 2006 outlook, let me talk briefly about our repatriation of earnings of foreign subsidiaries under the American Jobs Creation Act.
The Jobs Act contained a provision through December 31, 2005, that established favorable tax treatment for companies like Tropical that repatriate retained earnings of their foreign affiliates by providing, on a one-time basis, for the potential to pay federal income taxes at a rate of 5.25% on certain repatriated earnings versus a rate of 35% in 2005.
During December 2005, Tropical Shipping repatriated approximately $132 million of cumulative undistributed foreign earnings under provisions of the Jobs Act. Our fourth quarter financial statements reflected a federal income tax benefit resulting from the repatriation of $17 million (about 38 cents per share). The repatriated earnings will be used for qualifying purposes including non-executive compensation and capital projects of our U.S. subsidiaries.
In addition to this one-time tax benefit, certain provisions of the Jobs Act impact income taxes related to the ongoing earnings of foreign subsidiaries of our shipping business. Effective January 1, 2006, we reorganized Tropical’s operations to take advantage of provisions of the Jobs Act providing an opportunity to minimize the federal income tax impact on its ongoing earnings.
As a result of that reorganization, to the extent shipping earnings are not repatriated to the U.S., such earnings are not subject to current federal taxation. In addition, to the extent such earnings are determined to be indefinitely reinvested offshore, no deferred income tax will be recorded.

Financial Update

- 2006 Financial Outlook
  - The earnings per share estimate provided in our 2005 fourth quarter earnings announcement indicated a range of $2.30 to $2.50
  - That estimate assumed, among other things, normal weather for the remainder of the year and excluded any impacts associated with the rate order rehearing, fair value accounting adjustments at Nicor Enerchange, the ICC's PBR/PGA review or other contingencies
  - Compared to 2005, excluding the noteworthy items related to the net D&O insurance recoveries and repatriation income tax benefit, reflects lower gas distribution operating results and higher interest; and comparable shipping and higher other energy-related ventures operating results

Regarding our 2006 outlook, we indicated in our fourth quarter 2005 earnings release and conference call, that our 2006 earnings per share estimate will be in the range of $2.30 to $2.50.
That estimate does not reflect the potential impacts from our rate order rehearing. As you know, we recently received a decision which reduced revenues by about $4.5 million down to the $30 million mentioned earlier. The estimate also does not reflect additional variability in earnings due to fair value accounting adjustments at Enerchange that could occur because of volatility in the natural gas markets.
That estimate also excluded, among other things, any future impacts associated with the Illinois Commerce Commission’s PBR plan/purchased gas adjustment review and other contingencies (including the ongoing SEC and U.S. Attorney inquiries). While these items could still affect 2006 earnings, they are not currently estimable. That 2006 estimate also assumed normal weather for the remainder of the year.
Compared to 2005, excluding the noteworthy items related to the net D&O insurance recoveries and repatriation income tax benefit, that 2006 earnings estimate assumed —
•	Lower operating results at Nicor Gas due to the effects of warmer weather in early 2006, higher operating and maintenance and depreciation costs; partially offset by the full year impact of rate relief;

•	Comparable pre-tax operating results at Tropical Shipping due to continuing strong economic conditions, inter-island transshipment opportunities and new construction-related activity throughout its operating region;

•	That estimate also included anticipated income tax benefits at Tropical resulting from the reorganization;

•	Improved operating results in our other energy-related ventures; and higher interest costs.
As a reminder, we will only provide updates to annual earnings guidance as part of our quarterly and annual earnings releases. When we release first quarter earnings, we will update our guidance for the impact of the ICC rehearing decision and any other developments in the first quarter.

Rate Filing

- September 2005, the ICC approved an increase in Nicor Gas' base rates
- November 2005, the ICC granted rehearing on certain issues – decision issued in March 2006
- ICC rate orders shifted certain revenues and credits between base rates and PGA
- Nicor Gas estimates the actual annual net revenue increase is about $30 million

Last fall, the Illinois Commerce Commission approved a $54 million increase in Nicor Gas’ base rates. This order was subject to rehearing, which was completed in March.
As a result of the ICC’s rehearing decision, the annual base rate revenue increase granted to Nicor Gas was adjusted to approximately $50 million, compared to the $54 million allowed under the ICC’s prior order in the rate case.
Because the ICC’s rate decisions shifted certain revenues and credits between base rates and the purchase gas adjustment rider, the company estimates that the actual annual net revenue increase will be about $30 million, compared to about $35 million under the prior order. Rate changes as a result of the rehearing order will be prospective. Certain parties, including Nicor Gas, have appealed the ICC’s rate case decision to the state appellate courts.
Prior to the ICC’s order, Nicor Gas had the lowest residential rates of any major natural gas utility in Illinois and among the lowest of any gas utility in the country and, that statement remains true even under the new rates.

2005 Rate Order

(Dollars in millions)	Granted
Return on Equity	10.51%
Return on Rate Base*	8.85%
Capital Structure	
Equity	56%
Preferred	-
Debt	44%

* (WACC)

Rate Design Changes –

- Shifting of certain revenues and credits between base rates and the PGA rider
- 10-year weather versus 30-year weather

The major terms of the ICC’s order can be seen on this slide.
Among other things, the ICC granted us returns on equity and returns on rate base of 10.51% and 8.85%, respectively. The ICC also granted us our proposed capital structure, consisting of equity, long-term debt and preferred stock.
The final rate order also included certain rate design changes. Two of the more significant items, as I alluded to earlier, related to the shifting of certain revenues and credits between base rates and the PGA rider.
Specifically, our Chicago Hub revenue is now credited to the PGA rider and our recovery of certain storage-related costs is now recovered through base rates, instead of the PGA rider.
In addition to these rate design changes, the ICC accepted our request to change from a 30-year average to a 10-year average for calculating normal weather. So, beginning in 2005, Nicor Gas’ normal degree-days were reduced from about 6,000 to 5,830.

Wrap-Up

- Key Messages
  - Nicor is financially strong
  - Rising costs and high and volatile gas prices are pressuring gas distribution results
  - Strategic locations and assets provide a foundation for revenue opportunities
  - Decisive actions have been taken to rebuild the earnings at our primary business through rate relief and a renewed focus on cost control
  - Non-utility businesses are performing well and all anticipate earnings growth
  - Experienced leadership team
  - Remain focused on customer satisfaction and good corporate citizenship

In closing, let me stress that Nicor is a financially strong company. Like many others in our industry, we continue to face earnings challenges.
Cost increases, especially those impacted by high and volatile natural gas prices, can negatively impact results at Nicor Gas.
Despite this environment, we believe that Nicor is positioned for long-term success.
Our financial strength, strategic location and assets provide an excellent foundation for revenue generating activities.
We have also taken an important step towards rebuilding the earnings base at Nicor Gas through rate relief and a renewed focus to manage controllable operating costs.
In addition, our non-utility businesses continue to perform solidly and we will continue to grow these businesses prudently.
Supporting these distinguishing qualities is an experienced management team and dedicated employees who have a passion for —
•	providing quality customer service,

•	developing new and profitable service offerings, and

•	supporting our efforts to be a good corporate citizen.

Lastly, I thank you for your interest in our company and will now open the floor for questions.